Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Legacy Reserves LP
Midland, TX
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 13, 2008, except for Note 18 which is as of April 3, 2008, relating to the consolidated financial statements of Legacy Reserves LP for the year ended December 31, 2007 appearing in the Partnership’s current report on Form 8-K filed on April 4, 2008..
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 29, 2007, relating to the statements of revenues and direct operating expenses of the TSF Properties for each of the years in the two-year period ended December 31, 2006 appearing in the Partnership’s current report on Form 8-K/A filed on June 29, 2007.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 29, 2007, relating to the statement of revenues and direct operating expenses of the Ameristate Properties for the year ended December 31, 2006 appearing in the Partnership’s current report on Form 8-K/A filed on June 29, 2007.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 29, 2007, relating to the statements of revenues, direct operating expenses and equity income of the Binger Properties for each of the years in the two-year period ended December 31, 2006 appearing in the Partnership’s current report on Form 8-K/A filed on June 29, 2007.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated October 16, 2007, relating to the statement of revenues and direct operating expenses of the Raven OBO Properties for the year ended December 31, 2006 appearing in the Partnership’s current report on Form 8-K/A filed on October 18, 2007.
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated May 5, 2006, relating to the combined financial statements of the Brothers Group appearing in the Partnership’s prospectus filed on January 12, 2007 pursuant to Rule 424(b) (File No. 333-138637) under the Securities Act.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Houston, TX
April 4, 2008